Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 21, 2018, relating to the balance sheet of Terrapin 4 Acquisition Corporation as of December 31, 2017, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from April 12, 2017 (date of inception) to December 31, 2017, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
February 21, 2018